EXHIBIT 99.2

DEFENSE SOLUTIONS, INC.
INDEX TO INTERIM FINANCIAL STATEMENTS
JUNE 30, 2008, AND 2007
(Unaudited)

Interim Financial Statements-

Balance Sheets as of June 30, 2008, and December 31, 2007	F-3

Statements of Operations for the Three Months and Six Months Ended
June 30, 2008, and 2007	F-3

Statements of Cash Flows for the Six Months Ended
June 30, 2008, and 2007	F-4

Notes to Financial Statements June 30, 2008, and 2007	F-6

DEFENSE SOLUTIONS, INC.
BALANCE SHEETS (NOTES 1 AND 2)
AS OF JUNE 30, 2008, AND DECEMBER 31, 2007
(Unaudited)

ASSETS
	2008	2007

Current Assets:
Cash and cash equivalents	$3,137	$34,607
Accounts receivable - Trade ($0 allowance for doubtful accounts in
2008 and 2007)	80,181	921,137
Accounts receivable - Advance to employee	7,850	-
Inventory	100,000	100,000

Total current assets	191,168	1,055,744

Property and Equipment:
Computer and office equipment	104,324	104,324
Furniture and fixtures	102,928	102,928

	207,252	207,252
Less - Accumulated depreciation and amortization	(91,839)	(74,055)

Total property and equipment	115,413	133,197

Other Assets:
Debt issuance costs (less accumulated amortization of $15,000)	10,000	-

Total other assets	10,000	-

Total Assets	$316,581	$1,188,941

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Current portion of long-term debt and capital lease obligations	$1,138,956	$635,942
Checks in excess of bank balance	1,869	11,413
Bank lines of credit	704,911	556,916
Accounts payable - Trade	200,461	214,731
Accrued liabilities	518,264	186,042
Deferred revenues	-	761,000
Promissory Notes - Related parties	40,000	90,000
Current portion of due to related parties	78,520	67,324

Total current liabilities	2,682,981	2,523,368

Long-term Debt, less current portion:
Capital lease obligations	61,340	124,036
Due to related party	62,353	-

Total long-term debt	123,693	124,036

Total liabilities	2,806,674	2,647,404

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $0.0001 per share, 20,000,000 shares
authorized; 7,160,000 shares issued and outstanding in 2008 and 2007	716	716
Additional paid-in capital	1,200,341	1,114,385
Stock subscription - 90,000 shares and 48,750 shares of common
stock in 2008 and 2007, respectively	90,000	48,750
Accumulated (deficit)	(3,781,150)	(2,622,314)

Total stockholders' (deficit)	(2,490,093)	(1,458,463)

Total Liabilities and Stockholders' (Deficit)	$316,581	$1,188,941

The accompanying notes to financial statements are
an integral part of these balance sheets.

DEFENSE SOLUTIONS, INC.
STATEMENTS OF OPERATIONS (NOTES 1 AND 2)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008, AND 2007
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenues	$229,855	$189,081	$308,240	$322,621

Expenses:
Operating, general and administrative	526,445	361,791	1,214,550	586,717
Stock option compensation expense	42,978	-	85,956	-
Consulting fees paid by common stock	18,750	3,750	41,250	3,750
Depreciation and amortization	8,892	8,892	17,784	17,784

Total general and administrative expenses	597,065	374,433	1,359,540	608,251

(Loss) from Operations	(367,210)	(185,352)	(1,051,300)	(285,630)

Other Income (Expense):
Other income	13	2,000	524	2,000
Other (expenses)	(52,784)	(11,880)	(108,060)	(20,134)

Total other income (expenses)	(52,771)	(9,880)	(107,536)	(18,134)

Provision for income taxes	-	-	-	-

Net (Loss)	$(419,981)	$(195,232)	$(1,158,836)	$(303,764)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.06)	$(0.03)	$(0.16)	$(0.04)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	7,160,000	7,000,000	7,160,000	7,000,000

The accompanying notes to financial statements are
an integral part of these statements.

DEFENSE SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS (NOTES 1 AND 2)
FOR THE SIX MONTHS ENDED JUNE 30, 2008, AND 2007
(Unaudited)

	Six Months Ended June 30,
	2008	2007

Operating Activities:
Net (loss)	$(1,158,836)	$(303,764)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Consulting fees paid by common stock subscribed	41,250	3,750
Stock option compensation expense	85,956	-
Amortization of debt issuance costs	15,000	-
Depreciation and amortization	17,784	17,784
Changes in net liabilities-
Accounts receivable - Trade	840,956	43,758
Accounts payable - Trade	(14,270)	42,149
Accrued liabilities	332,222	13,419
Deferred revenues	(761,000)	-

Net Cash (Used in) Operating Activities	(600,938)	(182,904)

Investing Activities:
Advance to employee	(7,850)	-

Net Cash (Used in) Investing Activities	(7,850)	-

Financing Activities:
Checks in excess of bank balance	(9,544)	39,294
Proceeds from bank lines of credit	882,158	710,227
Payments of principal on bank loans and lines of credit	(734,163)	(392,802)
Proceeds from the issuance of promissory notes	500,000	-
Debt issuance costs	(25,000)	-
Proceeds from related party long-term loan	75,000	-
Payments of principal on capital lease obligations	(59,682)	(64,234)
Payments of principal on promissory note - Related party	(50,000)	-
Proceeds from related party loans	4,934	246,293
Payments on loans from related parties	(6,385)	(377,914)

Net Cash Provided by Financing Activities	577,318	160,864

Net (Decrease) in Cash	(31,470)	(22,040)

Cash - Beginning of Period	34,607	23,524

Cash - End of Period	$3,137	$1,484

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$31,876	$14,930

Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these statements.

DEFENSE SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS (NOTE 1) (CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2008, AND 2007
(Unaudited)

Supplemental Disclosure of Cash Flow Information:

On April 10, 2007, the Company issued 7,000,000 shares of its common stock, par value $0.0001 per shares, to two members of the LLC related to the Conversion of the LLC to the Company.

In June 2007, the Company entered into a one-year consulting agreement for strategic, analytic, and advocacy services before the U.S. government, various foreign governments, and commercial businesses. Terms of the agreement called for the payment of consulting fees amounting to $15,000 per month, with one-half of the monthly fee paid in cash, and the other half paid in the form of 7,500 shares of common stock of the Company valued at $1 per share. For the six months ended June 30, 2008, and 2007, the Company recorded 41,250 and 3,750, respectively, shares of common stock subscribed but unissued under the agreement.

On November 1, 2007, the Company granted 1,975,000 options to purchase a like number of shares of common stock under a stock option plan. Stock option compensation expense for the six months ended June 30, 2008, and 2007, amounted to $85,956 and nil, respectively.

The accompanying notes to financial statements are
an integral part of these statements.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008, AND 2007
(Unaudited)

(1) Summary of Significant Accounting Policies

Basis of Presentation and Organization

Defense Solutions, Inc. (“Defense Solutions” or the “Company”) is a Delaware corporation. The Company was organized and incorporated under the laws of the State of Delaware on April 10, 2007, for the purpose of effecting a conversion (the “Conversion”) of Defense Solutions LLC (the “LLC”), a Pennsylvania limited liability company, from a limited liability company to a corporation. The Company issued 7,000,000 shares of its common stock to the two members of the LLC in exchange for their equity interests. As a result of the Conversion, Defense Solutions owns 100 percent of the member capital in the LLC. The Company had no operations prior to the Conversion, and is continuing the business plan of the LLC with the same management.

The Conversion has been accounted for as a reorganization of affiliated entities, with the assets and liabilities of the LLC being brought over at their historical cost basis, except that deferred income taxes relating to the temporary differences between the financial reporting and the income tax bases of certain assets and liabilities at the date of the Conversion were recorded by the Company. As such, the financial statements of the Company for 2007, through the date of the Conversion, present the operations of the LLC under the name of the Company. Expenses of the reorganization have been expensed as incurred.

The business plan of Defense Solutions is to provide project management, executive consulting, and business development services to clients in the international defense and homeland security markets related to technology upgrades to modernize armored vehicles; strategic studies, analyses, and evaluation projects. The accompanying financial statements of Defense Solutions were prepared from the accounts of the Company under the accrual basis of accounting.

Unaudited Interim Financial Statements

The interim financial statements of Defense Solutions as of June 30, 2008, and for the three-month and six-month periods ended June 30, 2008, and 2007, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company’s financial position as of June 30, 2008, and the results of its operations and its cash flows for the three-month and six-month periods ended June 30, 2008, and 2007. These results are not necessarily indicative of the results expected for the year ending December 31, 2008. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Accounts Receivable

The Company establishes an allowance for doubtful accounts in amounts sufficient to absorb potential losses on accounts receivable. As of June 30, 2008, and 2007, no allowance for doubtful accounts was deemed necessary by management. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purpose of analysis.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008, AND 2007
(Unaudited)

Inventory

Inventory is stated at the lower of cost using the first-in, first-out (FIFO) method or market. As of June 30, 2008, and 2007, inventory was stated at a market value of $100,000.

Revenue Recognition

The Company generates revenues from short-term and long-term project management, executive consulting, and business development services.

Revenues from short-term project management, executive consulting, and business development services are recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements” (“SAB 104”). Revenues are recognized for financial reporting purposes when there is persuasive evidence of an agreement or contract, contract milestones have been met or delivery has occurred, acceptance has been approved by the customer, the fee is fixed or determinable, and collection of the related receivable is probable.

Revenues from long-term project management, executive consulting, and business development services are recognized on a percentage-of-completion basis, in accordance with Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.” Customers are billed and related costs are recognized, according to individual contracts, over the term of such contracts. A provision is made for the amount of any expected loss on a contract at the time it is known.

Property and Equipment

The components of property and equipment are stated at cost. Property and equipment costs are depreciated or amortized for financial reporting purposes over the useful lives of the related assets by the straight-line method. Useful lives utilized by the Company for calculating depreciation or amortization are as follows:

Computer and office equipment	5 years
Furniture and fixtures	7 years

Upon disposition of an asset, its cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized.

Share-Based Compensation

The Company uses the fair value recognition provision of Financial Accounting Standards No. 123R, “Share Based Payment” (“FASB No. 123R”), which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments. The Company uses the Black-Scholes option pricing model to calculate the fair value of the equity instruments on the grant date.

The Company also uses the provisions of EITF 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”), to account for stock-based compensation awards issued to non-employees for services. Such awards for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in EITF 96-18.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008, AND 2007
(Unaudited)

Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital or operating leases. Assets recorded under capital leases are amortized according to the same methods employed for property and equipment or over the term of the related lease, if shorter.

Impairment of Long-Lived Assets

Defense Solutions evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. For the six months ended June 30, 2008, and 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Debt Issuance Costs

The Company defers as other assets the costs associated with the issuance of debt instruments. Such costs are amortized as additional interest expense over the life of the related debt. During the six months ended June 30, 2008, the Company recorded $25,000 of debt issuance costs related to a promissory note and amortized $15,000 of such costs as additional interest expense.

Advertising and Promotion Costs

Advertising and promotion costs are charged to operations when incurred. For the six months ended June 30, 2008, and 2007, advertising and promotion costs amounted to $611 and $1,239, respectively.

 Income/Loss Per Common Share

Basic income or loss per share is computed by dividing the net income or loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted income or loss per share is computed similar to basic income or loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the six months ended June 30, 2008, and 2007.

Income Taxes

For the period ended December 31, 2006, and through April 10, 2007, Defense Solutions was a partnership for income tax purposes. Income from the Company is combined with the income and expenses of the members from other sources and reported in the members’ individual federal and state income tax returns. The Company was not a taxpaying entity for federal and state income tax purposes, therefore, no income tax expense has been recorded in the financial statements. Income of the Company is taxed to the members on their respective income tax returns.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008, AND 2007
(Unaudited)

Subsequent to April 10, 2007, the Company became a corporation for income tax purposes. As such, the Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

Fair Value of Financial Instruments

Defense Solutions estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2008, and December 31, 2007, the carrying value of financial instruments approximated fair value due to the short-term maturity of these instruments.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of June 30, 2008, and December 31, 2007, and revenues and expenses for the three-month and six-month periods ended June 30, 2008, and 2007. Actual results could differ from those estimates made by management.

(2) Operations and Going Concern

The operations of the Company are focused on project management, executive consulting, and business development services to clients in the international defense and homeland security markets related to technology upgrades to modernize armored vehicles; strategic studies, analyses, and evaluation projects. For the period ended June 30, 2008,, the Company has established only limited sources of revenues to cover its operating costs. It also has material debt and lease obligations, and has raised only a limited amount of equity. As such, it has incurred an accumulated deficit, had negative working capital as of June 30, 2008, and its cash resources are insufficient to carry out its business plan. The Company intends to conduct additional capital formation activities through the issuance of its common stock, and rely upon loans from stockholders and other parties.

While management of the Company believes that the Company will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be successful in the conduct of its business that will generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The operations and financial elements described above, as well as other factors, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008, AND 2007
(Unaudited)

(3) Related Party Transactions

As of June 30, 2008, and 2007, the Company owed to two Directors and stockholders $67,483 and $67,324, respectively, for various working capital loans received. The loans are unsecured, non-interest bearing, and have no terms for repayment.

As of June 30, 2008, and December 31, 2007, the Company owed to related parties a total of $40,000 and $90,000, respectively, related to the issuance of two subordinated secured promissory notes totaling $40,000, and one unsecured promissory note in the amount of $50,000. The unsecured promissory note was non-interest bearing and was repaid in full on March 31, 2008. On each of the subordinated secured promissory notes, the interest rate on the amount borrowed is 12 percent per annum. The total amount of principal and accrued interest related to the subordinated secured promissory notes is due and payable on October 31, 2008, unless the Company elects to extend the due date for each promissory note for up to an additional 12 months, and pay an extension fee of 6 percent of the principal outstanding plus accrued interest. The promissory notes are each secured by a subordinated lien on the assets of the Company. In addition, the promissory notes entitle the related-party lenders to receive a percentage of the Company’s EBITDA earned from the date of the promissory notes through December 31, 2009 (regardless of whether the other amounts owed under the promissory notes have been paid) as determined by the Company’s Board of Directors, equal to 25 percent multiplied by the aggregate amounts borrowed under the promissory notes, payable in arrears (the “EBITDA payment”). The first EBITDA payments are due to be made on October 31, 2008, and such payments shall be made in respect of the EBITDA earned from the date of issuance of the promissory notes through September 30, 2008. Subsequent EBITDA payments shall be made within thirty days after the end of each successive calendar quarter in respect of the EBITDA earned from the last day on which the prior payment was calculated and ending on the last day of such calendar quarter, and continue until the related-party lenders have received an amount equal to the maximum amount of principal outstanding under the subordinated secured promissory notes. (See Note 9 for additional information).

(4) Long-term Debt and Leases

Leases:

Capital Leases

The Company currently has capital lease commitments for computer and office equipment, furniture and fixtures, and inventory. As of June 30, 2008, and December 31, 2007, the total cost of capitalized leases presented in the accompanying balance sheets amounted to $168,524 and $168,524, respectively, for computer and office equipment, and furniture and fixtures, and $260,178 (reduced for impairment to $100,000) for inventory. Amortization of the capital lease costs, except inventory, is included in depreciation and amortization expense.

Operating Lease

In addition, the Company currently has an operating lease commitment for office space with an unrelated party for the period of five years through November 2010. Lease expense related to the office space for the six months ended June 30, 2008, and 2007, was $50,730 and $64,280 respectively.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008, AND 2007
(Unaudited)

Future noncancellable minimum rental commitments for leases as of June 30, 2008, were as follows:

	Operating	Capital
June 30,	Lease	Leases
2009	$73,749	$147,571
2010	75,881	43,671
2011	31,988	21,794

Total	$181,618	$213,036.00

Less - Amount representing interest		(22,740)

Present value of net minimum lease payments		190,296

Less - Current portion		(128,956)

Capital lease obligations, less current portion		$61,340

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008, AND 2007
(Unaudited)

Short-term and Long-term Debt:

The Company has bank lines of credit, third-party short-term debt, and related party notes and loans. As of June 30, 2008, and December 31, 2007, short-term and long-term debt consisted of the following:

	June 30,	December 31,
	2008	2007
Lines of credit with Banks, monthly payments of
interest only; interest ranging from prime - 0.75%
to prime + 8.%; due on demand; generally
unsecured, or collateralized by personal residential
real estate of Directors.	$704,911	$556,916

Short-term promissory notes with unrelated parties;
12% interest; principal and interest due on 10/31/08;
collateralized by additional terms of a loan agreement
or subordinated secured promissory note, including
all assets of the Company subordinated to existing
debt, as necessary, EBITDA premium payments also due.	1,010,000	510,000

Short-term promissory notes with related parties; no
interest rate or 12% interest; due at various dates
through 10/31/08, unsecured or secured by a subordinated
lien on assets of the Company; EBITDA premium payments
also due.	40,000	90,000

Loan from related party, monthly payments of principal and
interest; 8.5% interest; due March 2014, unsecured.	73,390	-

Loans from related parties; non-interest bearing;
no terms for repayment; unsecured.	67,483	67,324

Capital lease obligations, secured.	190,296	249,978

Total	2,086,080	1,474,218

Less - Current portion	(1,962,387)	(1,350,182)

Long-term portion	$123,693	$124,036

On November 1, 2007, Company entered into a loan agreement with a third-party lender (the “Lender”) to borrow up to $1,000,000. As of June 30, 2008, and December 31, 2007, the Company had borrowed $1,000,000 and $500,000, respectively, under the loan agreement. The interest rate on amounts borrowed is 12 percent per annum. The total amount of principal and accrued interest is due and payable on October 31, 2008, unless the Company elects to extend the due date for up to an additional 12 months, and pay an extension fee of 6 percent of the principal outstanding plus accrued interest. The loan is secured by a first lien on all assets of the Company, subordinated to existing debt, as necessary.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008, AND 2007
(Unaudited)

In addition to the loan amounts, accrued interest, and extension fees, and subject to an election made by the Lender, the Company shall pay to the Lender 25 percent, up to a maximum of one times the aggregate total amount advanced under the loan agreement by the Lender, of the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) realized through December 31, 2009 (the “Revenue Stream Payments”). The Company shall not be obligated to make any Revenue Stream Payments on or prior to October 31, 2008. The Revenue Stream Payments shall be made by the Company to the Lender no later than June 30, 2010, based on the audited financial statements from the relevant calendar year. As an alternative to the Revenue Stream Payments, the Lender may elect, at its sole discretion, at any time on or prior to October 31, 2008, to have a warrant issued whereby each $100,000 advanced to the Company under the loan agreement shall entitle the Lender to purchase such number of shares of common stock of the Company representing one percent of the Company’s issued and outstanding capital stock, on a fully diluted basis, at an exercise price per share equal to the par value of the Company’s common stock ($0.0001 per share). The warrant shall be exercisable for a period of seven years from the date of issuance, by means of cash or cancellation of all or a part of the indebtedness under the loan agreement, on a dollar for dollar basis.

Lastly, the loan agreement grants to the Lender the right to appoint one member of the Board of Directors of the Company until the latest of (i) not less than $200,000 is owed in principal under the loan agreement; or (ii) the Lender holds not less than five percent of the Company’s outstanding common stock, on a fully diluted basis. (See Note 9 for additional information).

On November 30, 2007, the Company issued a subordinated secured promissory note to a third-party lender to borrow $10,000 for working capital purposes. The interest rate on the amount borrowed is 12 percent per annum. The total amount of principal and accrued interest is due and payable on October 31, 2008, unless the Company elects to extend the due date for up to an additional 12 months, and pay an extension fee of 6 percent of the principal outstanding plus accrued interest. The promissory note is secured by a subordinated lien on the assets of the Company. In addition, the promissory note entitles the lender to receive a percentage of the Company’s EBITDA earned from the date of the promissory note through December 31, 2009 (regardless of whether the other amounts owed under the promissory note have been paid) as determined by the Company’s Board of Directors, equal to 25 percent multiplied by the aggregate amount borrowed under the promissory note, payable in arrears (the “EBITDA payment”). The first EBITDA payment is due to be made on October 31, 2008, and such payment shall be made in respect of the EBITDA earned from the date of issuance of the promissory note through September 30, 2008. Subsequent EBITDA payments shall be made within thirty days after the end of each successive calendar quarter in respect of the EBITDA earned from the last day on which the prior payment was calculated and ending on the last day of such calendar quarter, and continue until the third-party lender has received an amount equal to the maximum amount of principal outstanding under the subordinated secured promissory note. (See Note 9 for additional information).

(5) Common Stock

Common Stock

The Company is authorized to issue 20,000,000 shares of $0.0001 par value common stock. All common stock shares have equal voting rights, are non-assessable, and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50 percent of the common stock could, if they choose to do so, elect all of the Directors of the Company.

On April 10, 2007, the Company issued 7,000,000 shares of its common stock, par value $0.0001 per share, to two members of the LLC related to the Conversion of the LLC to the Company. As a result of the Conversion, Defense Solutions owns 100 percent of the member capital in the LLC. The Company had no operations prior to the Conversion, and is continuing the business plan of the LLC with the same management. The Conversion has been accounted for as a reorganization of affiliated entities, with the assets and liabilities of the LLC being brought over at their historical cost basis, except that deferred income taxes relating to the temporary differences between the financial reporting and the income tax bases of certain assets and liabilities at the date of the Conversion were recorded by the Company.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008, AND 2007
(Unaudited)

On December 5, 2007, the Company issued 160,000 shares of its common stock, par value $0.0001 per share, to a consultant in satisfaction of fees due for services rendered. The transaction was valued at $160,000.

In June 2007, the Company entered into a one-year consulting agreement with an unrelated third party for strategic, analytic, and advocacy services before the U.S. government, various foreign governments, and commercial businesses. Terms of the agreement called for the payment of consulting fees amounting to $15,000 per month, with one-half of the monthly fee paid in cash, and the other half paid in the form of 7,500 shares of common stock of the Company value at $1 per share. For the periods ended June 30, 2008, and 2007, the Company recorded 41,250 shares and 3,750 shares, respectively, of common stock subscribed but unissued under the agreement.

Stock Options

Effective November 1, 2007, the Board of Directors and stockholders adopted the Defense Solutions, Inc. 2007 Equity Incentive Plan (the “Plan”) and set aside 2,000,000 shares of common stock to provide eligible persons an opportunity to acquire a proprietary interest in the Company and as an incentive to remain in the service of the Company. The Plan provides for the issuance of two types of stock options: (i) Incentive Stock Options (“ISO’s”); and (ii) Non-Qualified Stock Options (“NSO’s”) to certain employees, Directors and consultants of the Company. Options that are forfeited or cancelled are added back into the Plan.

On the same date, the Company granted 1,975,000 options to purchase a like number of shares of common stock (1,275,000 ISO’s and 700,000 NSO’s) to employees and a consultant at a price of $0.75 per share. 1,475,000 of the options granted vested immediately on the date of grant. The remaining 500,000 NSO’s either vested or will vest to purchase a like number of shares of common stock as follows:

December 31, 2007    100,000 shares
December 31, 2008    200,000 shares
December 31, 2009    200,000 shares

The fair value of the stock options granted is recognized as compensation over the requisite service period as described above using the Black-Scholes option pricing model. For the periods ended June 30, 2008, and 2007, the amounts of $85,956 and $0, respectively, were recognized as stock option compensation expense. Further, as of June 30, 2008, and December 31, 2007, a total of 25,000 shares of common stock were available for grant under the Plan.

The Company had the following options outstanding as of June 30, 2008, and December 31, 2007:

Reconciliation of Option Activity:

Options

Options Outstanding - December 31, 2006	-

Plus: Options Granted	1,975,000

Less: Options Exercised	-

Less: Options Expired	-

Options Outstanding - December 31, 2007	1,975,000

Plus: Options Granted	-

Less: Options Exercised	-

Less: Options Expired	-

Options Outstanding - June 30, 2008	1,975,000

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008, AND 2007
(Unaudited)

Outstanding Options as of June 30, 2008:

Issue	Expiration	Exercise	Share
Date	Date	Price	Options

11/1/07	11/01/17	$ 0.75	1,975,000

Total			1,975,000

Black-Scholes Variables:

Black-Scholes
Variables	Amounts

Exercise Price	$0.75

Risk Free Rate	4.36%

Expected Volatility	222.16%

Forfeiture Rate	0.00%

Dividend Yield	0.00%

The Company used the average historical stock price volatility of several publicly traded entities in the same industry to value stock options under SFAS No. 123R. The forfeiture rate was estimated at zero for the stock option grant as the award has immediate vesting terms or has a low probability of forfeiture.

(6) Commitments and Contingencies

Effective March 15, 2007, the Company entered into a one-year consulting agreement with an unrelated third party for governmental affairs representation and lobbying services before the U.S. government. Consulting fees under the agreement amounted to $20,000 per month, and were payable in cash or in shares of common stock valued at $1 per share. On December 5, 2007, the Company issued 160,000 shares of its common stock to the consultant in satisfaction of fees due for services rendered, and terminated the agreement. The transaction was valued at $160,000.

On June 15, 2007, the Company entered into a one-year consulting agreement with an unrelated third party for strategic, analytic, and advocacy services before the U.S. government, various foreign governments, and commercial businesses. Terms of the agreement call for the payment of consulting fees amounting to $15,000 per month, with one-half of the monthly fee paid in cash, and the other half paid in the form of 7,500 shares of common stock of the Company value at $1 per share. For the periods ended June 30, 2008, and 2007, the Company paid the consultant fees of $41,250 and $3,750 in cash, respectively, and recorded 41,250 shares and 3,750 shares, respectively, of common stock subscribed but unissued, valued at $41,250 and $3,750, respectively, under the agreement.

Effective February 1, 2007, the Company entered into a consulting agreement with an unrelated third party for strategic planning services related to business development and tactical planning to attract new clients to the Company, capital formation activities, and to position the Company for additional revenue generation and sustained growth. Terms of the agreement call for the payment of consulting fees of $8,000 per month for approximately 50 hours of consulting time plus bonuses and reimbursement of expenses. In addition, on November 1, 2007, the consultant was granted 700,000 options to purchase a like number of shares of common stock at an option price of $0.75 per share. The agreement may be terminated upon 3-months notice to the consultant unless such termination is for cause. For the periods ended June 30, 2008, and 2007, the Company paid $48,000 and $40,000, respectively, to the consultant for services rendered.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008, AND 2007
(Unaudited)

(7) Income Taxes

The provision (benefit) for income taxes for the periods ended June 30, 2008, and 2007, was as follows (assuming a 23.7 percent effective tax rate):

	Six Months Ended June 30,
	2008	2007

Current Tax Provision:
Federal and state-
Taxable income	$-	$-

Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state-
Loss carryforwards	$264,232	$37,700
Change in valuation allowance	(264,232)	(37,700)

Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of June 30, 2008, and 2007, as follows:

	2008	2007

Loss carryforwards	$713,387	$37,700
Less - Valuation allowance	(713,387)	(37,700)

Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the periods ended June 30, 2008, and 2007, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of June 30, 2008,, the Company had approximately $3,010,000 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire in the year 2028.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008, AND 2007
(Unaudited)

(8) Recent Accounting Pronouncements

In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement 133” (“SFAS No. 161”). SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Specifically, SFAS No. 161 requires:

•	Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;
•	Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;
•	Disclosure of information about credit-risk-related contingent features; and
•	Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Earlier application is encouraged. The management of Defense Solutions does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America. The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a)
FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c)
AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d)
Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendment to its authoritative literature. It is only effective for nongovernmental entities; therefore, the GAAP hierarchy will remain in SAS 69 for state and local governmental entities and federal governmental entities. The management of Defense Solutions does not expect the adoption of this pronouncement to have a material impact on its financial statements.

On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”). SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts.

DEFENSE SOLUTIONS, INC.
(FORMERLY DEFENSE SOLUTIONS, LLC)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008, AND 2007
(Unaudited)

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency. Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.” That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”). SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities. Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163. Except for those disclosures, earlier application is not permitted. The management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

(9)  Subsequent Events

Effective September 1, 2008, the Company entered into an employment agreement with its Chief Executive Officer. The initial annual base salary is $240,000, with an annual review by the Board of Directors. The agreement also includes provisions for benefits and an annual performance bonus. The initial term of employment under the agreement is three years. After the initial term of employment, the term of the agreement shall automatically renew for successive one-year periods, unless otherwise terminated.

Effective September 1, 2008, the Company entered into an employment agreement with its President and Chief Operating Officer. The initial annual base salary is $185,000, with an annual review by the Board of Directors. The agreement also includes provisions for benefits and an annual performance bonus. The initial term of employment under the agreement is three years. After the initial term of employment, the term of the agreement shall automatically renew for successive one-year periods, unless otherwise terminated.

On August 21, 2008, the Company organized and incorporated Defense Solutions Guinea SARL (“Subsidiary”) in the Republic of Guinea, West Africa, as a wholly owned subsidiary. In addition, on October 15, 2008, the Subsidiary entered into a lease agreement for office space in the Almamya District of Kaloum-Conakry, Guinea. The lease includes a term of three years, and an annual rent amount of $13,200.

As of October 31, 2008, the due date, the short-term promissory notes due to unrelated parties and related parties in the total amount of $1,050,000, were not paid by the Company. The Company is seeking extensions on each of the promissory notes in exchange for its agreement to pay an extension fee equal to 10% of the principal amount outstanding.

In August 2008, the Company commenced a capital formation activity to complete a reverse merger activity with an entity publicly traded on the OTC:BB, and raise up to $3.0 million in equity. As of November 12, 2008, the Company had received bridge loans related to the capital formation activity in the amount of $750,000.